Exhibit 10.15

GRANT NO. ________

FARADAY HOLDINGS, LLC

2015 EQUITY INCENTIVE PLAN

NONSTATUTORY UNIT OPTION AGREEMENT

The Company hereby grants an Option to purchase Units to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attached Nonstatutory Unit Option Agreement and in the Faraday Holdings, LLC 2015 Equity Incentive Plan (as amended from time to time, the “Plan”). This cover sheet is incorporated into and a part of the attached Nonstatutory Unit Option Agreement (together, the “Agreement”).

Date of Option Grant:

Name of Optionee:

Number of Units Covered by Option:

Exercise Price per Unit:

Fair Market Value of a Unit on Date of Option Grant:

Expiration Date: ______ __, ___. Option will expire earlier as a result of certain events, including Optionee’s Separation From Service, as provided in this Agreement.

Vesting Calculation Date:

Vesting Schedule:

Subject to all the terms of the Agreement and your continuous Service through the applicable dates of vesting, your right to purchase Units under this Option shall incrementally vest as to one third (1/3) of the total number of Units covered by this Option, as shown above, on each of the first three anniversaries of the Vesting Calculation Date. In all cases, the resulting aggregate number of vested Units will be rounded down to the nearest whole number. No Units subject to this Option will vest after your Service has terminated for any reason. Notwithstanding the foregoing, the total number of then unvested Units subject to this Option shall become fully vested upon a Change in Control during your Service, provided, however, that if the Company is eligible to solicit its unitholders for Section 280G Approval then any such acceleration of vesting shall be conditioned on and subject to obtaining Section 280G Approval as necessary to avoid having a parachute payment within the meaning of Code Section 280G.

[Signature Page Follows]

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan, a copy of which is also enclosed.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

FARADAY HOLDINGS, LLC

2015 EQUITY INCENTIVE PLAN

NONSTATUTORY UNIT OPTION AGREEMENT

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

2.	Nonstatutory Unit Option

This Option is not intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

3.	Vesting	This Option is only exercisable before it expires and only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement.

4.	Term	Your Option will expire in all cases no later than the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option may expire earlier if your Service terminates, as described in Sections 5, 6 and 7 below or on the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company. You are solely responsible for determining whether and when to exercise any vested portion of this Option and also for keeping track of when your Option expires and when it therefore can no longer be exercised. The Company has no obligation (and does not intend) to provide you with any further notice of your Option’s expiration dates. The Company will have no liability to you or to any other person if all or any portion of your Option is not exercised before it expires for any reason.

5.	Termination of Service - General	If, while the Option is outstanding, your Service terminates for any reason, other than being terminated by the Company for Cause or due to your death or Disability, then (subject to the below paragraph) the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is three (3) months after your

Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 4 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date.

6.	Termination of Service for Cause

If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your Option without consideration, including any vested portion of the Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy (if any) and the Plan. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply to you prior to or after your Termination Date.

In connection with the foregoing, if at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that you have committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend your right to exercise this Option pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines that you have committed an act of Cause, neither you nor your estate shall be entitled to exercise this Option whatsoever and this Option shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

7.	Termination of Service due to Death or Disability	If your Service terminates because of your death or Disability, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is six (6) months after your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 4 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. In no event is the Option exercisable after the

Expiration Date. If your Service terminated due to your death, then your estate may exercise the vested portion of your Option during the foregoing post-Service exercise period.

8.	Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Option), and when your Service terminates for all purposes under the Plan.

9.	Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form. Your notice must specify how many Units you wish to purchase. Your notice must also specify how your Units should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice can only become effective after it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

10.	Form of Payment

When you submit your notice of exercise, you must include payment of the aggregate Exercise Price for the Units you are purchasing. Payment may be made in one (or a combination) of the following forms:

•  Cash, your personal check, a cashier’s check or a money order.

•  To the extent approved by the Committee in its discretion, Units which have already been owned by you for more than six (6) months (or such other duration of time determined by the Company) and which are surrendered to the Company. The Fair Market Value of the Units, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

•  Solely upon an exercise of this Option on the date of a Change in Control, by Net Exercise. In addition, to the extent approved by the Committee in its discretion, payment of the

Exercise Price may be made by Net Exercise if this Option is exercised on a date other than the date of Change in Control.

•  To the extent a public market for the Units exists as determined by the Company, by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Units and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

•  To the extent approved by the Committee in its discretion and with all terms and conditions determined by the Committee, payment may be made in another form of legal consideration acceptable to the Committee. Such other forms may include, without limitation, unit attestation or a Company provided loan.

11.	Withholding Taxes

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Units acquired under this Option.

Upon an exercise of this Option on the date of a Change in Control, such withholding taxes may be settled by Net Exercise.

To the extent a public market for the Units exists as determined by the Company, such withholding taxes may be settled by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Units and to deliver all or part of the sale proceeds to the Company in payment of the withholding taxes.

To the extent approved by the Committee in its discretion and with all terms and conditions determined by the Committee, payment of withholding taxes may be made in another form of legal consideration acceptable to the Committee. Such other forms may include, without limitation, Net Exercise, surrender of Units previously owned by you, a Company provided loan, or withholding from other compensation paid to you by the Company.

12.	Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Units acquired under this Option (each a

“Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Units. The Company will not permit you to exercise this Option if the issuance of Units at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided, however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Units or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any unit certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Units under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Units being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You shall be required, as a condition of exercise of this Option, to enter into the Second Amended & Restated Limited Liability Company Operating Agreement for the Company by and among the Company and its holders of capital stock dated as of June 30, 2015 (as the same may be amended from time to time, the “Operating Agreement”) or other agreements that are applicable to unitholders. In the event of any conflict in terms between the Operating Agreement and this Agreement, the terms of the Operating Agreement shall prevail and govern.

13.	Transfer of Units	You may not Transfer (as defined below) the Units, under any circumstances, other than (i) upon the consent of the Board (which consent shall not be unreasonably withheld), (ii) to Permitted Family Transferees (as defined in the Operating Agreement) or (iii) to the Company pursuant to Section 11.08 of the Operating Agreement. For purposes hereof, “Transfer” shall mean the transfer, assignment, pledge or hypothecation, in whole or in part, of Units.

14.	Right of Repurchase	The Company shall have the right to repurchase your Units pursuant to Section 11.08 of the Operating Agreement.

15.	Transfer of Option	Prior to your death, only you may exercise this Option. You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Option or subject it to any short position, Call Equivalent Position or Put Equivalent Position. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

16.	Retention Rights

Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Units subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

17.	Unitholder Rights	You, or your estate, shall have no rights as a unitholder of the Company with regard to the Option until you have been issued the applicable Units by the Company and have satisfied all other conditions specified in Section 4(f) of the Plan. No adjustment shall be made for cash or unit dividends or other rights for which the record date is prior to the date when such applicable Units are issued, except as provided in the Plan.

18.	Adjustments	In the event of a unit split, a unit dividend or a similar change in the Company units, the number of Units covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Unit may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

19.	Legends	All certificates representing the Units issued under this Award (if any) may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH UNITS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE UNITS REPRESENTED BY THIS CERTIFICATE.”

“THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

20.	Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

21.	Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware without reference to the conflicts of law provisions thereof.

22.	Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

23.	No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Option or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

24.	Future Value	The future value of the underlying Units is unknown and cannot be predicted with certainty. If the underlying Units do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Units, the value of the Units acquired upon exercise may increase or decrease in value, even below the Exercise Price.

25.	No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Units. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

26.	No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an

Affiliate to you.

27.	Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any units or directorships held in the Company, details of all Awards or any other entitlement to Units awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Units acquired under the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

FARADAY HOLDINGS, LLC

NOTICE OF EXERCISE OF NONSTATUTORY UNIT OPTION BY OPTIONEE

Faraday Holdings, LLC

1630 Faraday Avenue, Carlsbad, California 92008

Attention: Chief Executive Officers

Re:	Exercise of Nonstatutory Unit Option to Purchase Units

_____________________________________________

Margot Carter

Pursuant to the Nonstatutory Unit Option Agreement dated November [•], 2017 between Faraday Holdings, LLC, a Delaware limited liability company, (the “Company”) and me, made pursuant to the 2015 Equity Incentive Plan (as amended from time to time, the “Plan”), I hereby request to purchase _______ Units (whole number only and must be not less than twenty-five Units or the remaining number of vested Units subject to this Option) of common units of the Company (the “Units”), at the exercise price of $60.81 per Unit. I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage of Payment	Form of Payment As Provided In the Nonstatutory Unit Option Agreement

%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “Faraday Holdings, LLC”)

% 100	If approved by Committee, surrender of vested Units (Valued At Their Fair 100% Market Value) Owned By Me For More Than Six (6) Months

Check one:	☐ The Units certificate is to be issued and registered in my name only.

☐ The Units certificate is to be issued and registered in my name and my spouse’s name.

[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one if applicable (and if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the Nonstatutory Unit Option Agreement.

Dated: ______________________

(Optionee’s Signature)	(Spouse’s Signature)**

**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.

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